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                                                                   EXHIBIT 23.6

                        CONSENT OF KPMG PEAT MARWICK LLP

     We consent to the incorporation by reference in the Post-Effective Amendment No. 2 to Registration Statement on Form S-3 of Suiza Foods Corporation and the related prospectus of our report dated March 5, 1998, relating to the consolidated financial statements of Continental Can Company, Inc. appearing in the Annual Report on Form 10-K of Continental Can Company, Inc. for the year ended December 31, 1997; and to the reference to our firm under the heading "Experts" in this Prospectus, which is part of such Registration Statement.

                                                   /s/ KPMG PEAT MARWICK LLP

Jericho, New York
April 13, 1998